Exhibit 10.2

PURCHASE AGREEMENT

Braidwell Transaction Holdings LLC – Series 10 ( the “Purchaser”) is entering into this Purchase Agreement (the “Agreement”) with OrthoPediatrics Corp., a Delaware corporation (the “Company”), on August 5, 2024, whereby the Purchaser will purchase (the “Purchase”) the Company’s 4.75% Convertible Senior Notes due 2030 (the “Notes”) that will be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as defined below) (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), in substantially the form attached as Exhibit A to this Agreement. The Notes will be convertible into cash, shares (the “Underlying Securities”) of the Company’s common stock, $0.00025 par value per share (“Common Stock”), or a combination of cash and Underlying Securities, at the Company’s election, on the terms set forth in the Indenture.

On and subject to the terms and conditions set forth in this Agreement, and in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

Article I: Purchase and Sale of the Notes

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue and sell to the Purchaser, $50,000,000 in aggregate principal amount of the Notes, and the Purchaser shall purchase and acquire from the Company, the Notes for, an aggregate purchase price of $49,500,000 (the “Aggregate Purchase Price”). The closing of the Purchase (the “Closing”) shall occur, upon the terms and subject to the conditions set forth in this Agreement, on August 12, 2024, or such other date, not later than August 19, 2024, as the Company and the Purchaser may agree upon in writing (the date on which the Closing actually occurs, the “Closing Date”). At the Closing, (a) the Purchaser shall deliver or cause to be delivered to the Company cash in an amount equal to the Aggregate Purchase Price in immediately available funds, less any amounts withheld pursuant to Section 4.7, in accordance with the Company’s written wire instructions signed by an authorized representative of the Company, and (b) the Company shall deliver to the Purchaser, through the facilities of The Depository Trust Company, the Notes. The Purchaser is purchasing the Notes directly from the Company and not from an underwriter or placement agent and understands that no broker or dealer have any obligation to make a market in the Notes.

Article II: Covenants, Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

Section 2.1 Power and Authorization. The Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the Purchase contemplated hereby.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser, except solely in the case of clauses (ii) and (iii) above, for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to materially adversely affect the Purchaser’s ability to consummate the transactions contemplated hereby.

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Section 2.3 Accredited Investor. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” (as defined in subsections (1), (2) (3) or (7) of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) or (ii) a Qualified Institutional Buyer as defined in Rule 144A of the Securities Act. The Purchaser is aware that the sale of the Notes is being made in reliance on a private placement exemption from registration under Section 4(a)(2) of the Securities Act and accordingly, may not be resold, pledged or transferred other than pursuant to available exemptions from the Securities Act and applicable state securities laws.

Section 2.4 Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (a) it is not being provided with the disclosures that would be required if the offer and sale of the Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Notes; provided, however, the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review (i) the Company’s filings with the Securities and Exchange Commission (the “SEC”) including, without limitation, all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act in the twelve months prior to the date of this Agreement, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein (collectively, the “Public Filings”), and (ii) this Agreement (including the exhibits thereto) (the “Materials”), (b) the Purchaser has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, the Indenture and the Notes, and to obtain from the Company any information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the Public Filings and the Materials, (c) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to such Purchase, (d) the Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives or any other entity or person, except for (A) the Public Filings, (B) the Materials, and (C) the representations and warranties made by the Company in this Agreement, and (e) the Purchaser is able to fend for itself in the Purchase, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Notes and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

Section 2.5 No Public Market. The Purchaser understands that no public market exists for the Notes, and that there is no assurance that a public market will ever develop for the Notes.

Section 2.6 Investment in the Notes. The Purchaser is acquiring the Notes solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Notes in violation of applicable securities laws. The Purchaser is not purchasing the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Notes will bear the restrictive legend set forth in the form of Note, which is attached as an exhibit to the Indenture. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

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Section 2.7 Further Action. The Purchaser agrees that it will, upon written request, execute and deliver any additional documents deemed by the Company or Trustee to be reasonably necessary to complete the Purchase.

Section 2.8 Terms. The terms of the Purchase are the result of bilateral negotiations between the parties.

Article III: Covenants, Representations and Warranties of the Company

Except as disclosed in the Public Filings filed with the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Organization and Good Standing. The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Public Filings, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

Section 3.2 Absence of Certain Events. Since the date of the most recent financial statements of the Company included in the Public Filings, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of the Common Stock, due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

Section 3.3 Absence of Proceedings. Except as set forth in the Public Filings, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or its subsidiaries before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Notes. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Public Filings by the Exchange Act or by the rules and regulations under the Exchange Act (“Rules and Regulations”) and that have not been so described.

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Section 3.4 Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. The Indenture has been duly authorized by the Company, and at the Closing, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

Section 3.5 No Conflicts; Authority. The execution, delivery and performance of this Agreement, the Indenture and the Notes (the “Transaction Documents”) and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of the Transaction Documents or for the consummation of the transactions contemplated thereby, including the issuance or sale of the Notes by the Company, except such as may be required under the Securities Act or state securities or blue sky laws; and the Company has full power and authority to enter into, execute and deliver the Transaction Documents, to consummate the transactions contemplated thereby, including the authorization, issuance and sale of the Notes, and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

Section 3.6 Capitalization; the Underlying Securities. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, under certain circumstances, the Securities will be convertible at the option of the holder thereof into cash, Underlying Securities or a combination of cash and Common Stock, at the Company’s election, in accordance with the terms of the Notes; the maximum number of Underlying Securities issuable upon conversion of the Notes (including the maximum number of Underlying Securities that may be issued upon an adjustment to the conversion rate for the Notes in connection with a make-whole fundamental change (as such term is defined in the Indenture) and assuming the Company elects, upon each conversion of the Notes, to deliver solely shares of Common Stock, other than cash in lieu of any fractional shares, in settlement of each such conversion (such aggregate maximum number under the Indenture, the “Maximum Number of Conversion Shares”) have been duly and validly authorized and reserved for issuance by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Notes, will be duly and validly issued, fully paid and non-assessable; no holder of the Common Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Underlying Securities upon such conversion will not be subject to the pre-emptive or other similar rights of any securityholder of the Company; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Public Filings. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the most recent financial statements of the Company included in the Public Filings.

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Section 3.7 Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Public Filings comply in all material respects with the requirements of the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; the supporting schedules, if any, included in such Public Filings present fairly the information required to be stated therein; all non-GAAP financial information included in such Public Filings complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in such Public Filings, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules incorporated by reference in such Public Filings, is (x) an independent public accounting firm within the meaning of the Exchange Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

Section 3.8 Stock Options. There are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any of its subsidiaries any shares of the capital stock of the Company or any of its subsidiaries. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Public Filings accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

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Section 3.9 Compliance with Laws. Except as would not reasonably be expected to result in a Material Adverse Effect: (A) the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; (B) neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and (C) the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

Section 3.10 Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Public Filings as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as would not reasonably be expected to have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

Section 3.11 Intellectual Property. The Company and each of its subsidiaries owns, possesses or can acquire on reasonable terms all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Public Filings to be conducted, except as such failure to own, possess or acquire such rights would not result in a Material Adverse Effect. Furthermore, except as would not reasonably be expected to result in a Material Adverse Effect: (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of any third party, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries; and (F) to the knowledge of the Company, there are no rights of third parties to any Intellectual Property owned by the Company and its subsidiaries. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

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Section 3.12 No Violations or Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter, by-laws or other organizational documents or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except in the case of clause (B), as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.13 Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed by them or have properly requested extensions thereof (except as such failure to timely file such tax returns would not result in a Material Adverse Effect) and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or as would not result in a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s most recent financial statements included in the Public Filings, except where such dispute or liability would not result in a Material Adverse Effect.

Section 3.14 Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on the Nasdaq Global Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon. The Company has submitted a notification to include the Conversion Shares on Nasdaq.

Section 3.15 No Material Misstatement or Omission; No Registration. The Company has timely filed the Public Filings in accordance with the Rules and Regulations. As of their respective dates, the Public Filings complied in all material respects with the requirements of the Exchange Act, the Rules and Regulations and the rules and regulations of Nasdaq (the “Exchange Rules”), in each case, applicable to the Public Filings, and none of the Public Filings contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s subsidiaries is subject to the periodic reporting requirements of the Exchange Act. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the Public Filings. To the Company’s knowledge, no Public Filing is the subject of ongoing SEC review or outstanding SEC investigation. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by this Agreement is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of the Notes, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

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Section 3.16 Ownership of Other Entities. Other than (a) the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, (b) Boston Brace International, Inc., Orthotic Specialists, Inc. and Plagio Prevention, LLC which were acquired by the Company on January 5, 2024, and (c) certain non-controlling, minority interests obtained through strategic investments, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

Section 3.17 Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the Exchange Rules, validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

Section 3.18 No Brokers or Finders. The Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby that the Purchaser would be required to pay.

Section 3.19 Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as it reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 3.20 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

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Section 3.21 Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

Section 3.22 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Public Filings.

Section 3.23 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, employees, or, to the Company’s knowledge, agents has not violated, its participation in the Purchase will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws, to the extent applicable to the Company or any of its subsidiaries: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, 18 U.S.C. §§ 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

Section 3.24 OFAC.

(a)            Neither the Company nor any of its subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is (i) the subject of any applicable sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine).

(b)            Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c)            For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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Section 3.25 Compliance with Environmental Laws. Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

Section 3.26 Compliance with Occupational Laws. The Company and each of its subsidiaries: (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

Section 3.27 ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code that is not exempt under (i) Section 408 of ERISA and the regulations and published interpretations thereunder or (ii) another statutory or administrative exemption has occurred with respect to any Employee Benefit Plan. No Employee Benefit Plan is (i) subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA or (iii) a multiple employer plan for which the Company or any ERISA Affiliate has incurred or would reasonably be expected to incur a liability under Section 4063 or 4064 of ERISA; and neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (other than contributions to an Employee Benefit Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of an Employee Benefit Plan. No Employee Benefit Plan provides retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043(c) of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. Neither the Company nor any of its subsidiaries sponsors, maintains or has or may have any liability with respect to any Foreign Benefit Plan. The Company is not party to a collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and further includes all stock purchase, stock option, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, and all other material benefit plans, agreements, programs or policies, whether or not subject to ERISA, under which (x) any current or former employee or director or individual service provider of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “ERISA Affiliate” means any member of the company’s controlled group as defined in Section 414(b), (c) and, solely with respect to Section 412 of the Code, Section 414(m) or (o) of the Code; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

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Section 3.28 Regulatory Compliance. (i) Neither the Company nor any of its subsidiaries has received any unresolved FDA Form 483, warning letter, untitled letter or similar written correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other court or arbitrator or federal state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDCA”); (ii)  the Company and each of its subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in compliance with applicable health care laws, including without limitation, the FDCA, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Federal False Statements Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17901 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company and its subsidiaries (collectively, “Health Care Laws”), except for such noncompliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii)  the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now conducted (“Authorizations”), such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term of any such Authorizations, except for the failure to so possess, be in full force and effect or be in violation would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or similar action from any Governmental Authority alleging that any product operation or activity is in material violation of any Health Care Laws or Authorizations and, to the Company’s knowledge, no such Governmental Authority has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) neither the Company nor any of its subsidiaries has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, materially and adversely modify or revoke any material Authorizations and, to the Company’s knowledge, no such Governmental Authority has threatened such action; (vi) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations, except where the failure to so file, obtain, maintain or submit would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (vii) neither the Company nor any of its subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (viii) neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan of correction or other remedial measure entered into with any Governmental Authority; and (ix) neither the Company, its subsidiaries nor their officers, directors or employees, or, to the Company’s knowledge, their agents or contractors, has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program or human clinical research, or to the knowledge of the Company, is subject to any inquiry, investigation, proceeding, or other similar action by a Governmental Authority that could reasonably be expected to result in any such debarment, suspension, or exclusion.

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Section 3.29 Related Party Transactions. There are no relationships, direct or indirect, or related-party transactions involving the Company or any other person required to be described in the Public Filings which have not been described in such documents as required.

Section 3.30 Business Arrangements. Neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that materially affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

Section 3.31 Labor Matters. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect.

Section 3.32 Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

Section 3.33 Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described or included, as applicable, in the Public Filings that are not described or included as required.

Section 3.34 Statistical Information. Any third-party statistical and market-related data included in the Public Filings are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

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Section 3.35 Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Public Filings has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.36 No Registration Required Under the Securities Act; Qualification Under the TIA. Assuming the accuracy of the representations and warranties of the Purchaser and its compliance with covenants contained herein, and without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required for the offer or sale of the Notes to the Purchaser as contemplated by this Agreement.

Section 3.37 Rule 144A Eligibility; No Integration. No other securities of the Company of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company have been offered, issued or sold by the Company or any person acting on behalf of the Company within the six-month period immediately prior to the date hereof that would be integrated with the offering of the Notes contemplated by this Agreement in a manner that would require registration of the Notes under the Securities Act. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act. Neither the Company nor any person acting on its behalf has offered or will sell the Notes by means of any general solicitation or general advertising within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.38 Certificates. Any certificate signed by any officer of the Company and delivered to the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

Article IV: Additional Agreements

Section 4.1 Clear Market. For a period of ninety (90) days after the date of this Agreement, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the Purchaser, other than (1) the issuance of the Notes to be sold hereunder, (2) the issuance of any Underlying Securities, (3) the issuance of any shares of Common Stock awarded, issued upon the exercise of options or purchase rights, issued upon vesting of equity awards and/or settlement of other awards granted under the Company Stock Plans in existence as of the date of this Agreement and disclosed in the Public Filings, (4) the grant of stock options, restricted stock awards, restricted stock units or any other awards or other rights under the Company Stock Plans in existence as of the date of this Agreement and disclosed in the Public Filings, (5) the filing by the Company of registration statements on Form S-8 with respect to benefit plans described in the Public Filings, and (6) the issuance by the Company of Common Stock and securities convertible or exercisable or exchangeable for the Common Stock, in an aggregate amount not to exceed five percent (5%) of the Company’s shares of Common Stock outstanding on the date of this Agreement, in connection with one or more acquisitions of a company or a business, securities, property or assets of another person or entity, joint ventures, commercial relationships or strategic alliances.

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Section 4.2 Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

Section 4.3 Available Common Stock. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the Maximum Number of Conversion Shares for the purpose of enabling the Company to satisfy all obligations to issue the shares of Common Stock issuable upon conversion of the Notes. The Company will use its best efforts to cause the Maximum Number of Conversion Shares to be listed on the Exchange, subject to official notice of issuance.

Section 4.4 DTC Eligibility. The Company shall use its best efforts to make the Notes eligible for clearance and settlement through the facilities of The Depository Trust Company as soon as practicable following the date hereof.

Section 4.5 No Restricted Sales; Integration. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) that it controls at such time, to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except for Notes purchased by the Company or any such affiliates and resold in a transaction registered under the Securities Act. Neither the Company nor any of its affiliates will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the sale of the Notes under the Securities Act.

Section 4.6 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes solely for (a) payment of transaction fees incurred in connection with the transactions contemplated by this Agreement, (b) the payment in full on the Closing Date of certain existing indebtedness and (c) for working capital needs of the Company and its subsidiaries. No portion of the proceeds of the proceeds will be used for family, personal, agricultural or household use. No portion of the proceeds of the proceeds will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying margin stock (as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System) or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulation T, U, or X of the Federal Reserve Board.

Section 4.7 Fees. Upon the consummation of the Closing, the Company shall reimburse the Purchaser for all reasonable, documented out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements of one outside counsel of Purchaser in connection herewith and therewith, documentation and implementation of the transactions contemplated by this Agreement or other transactions and due diligence in connection therewith), which amounts may be withheld by the Purchaser from its Aggregate Purchase Price for any Notes, if any, purchased at the Closing to the extent not previously reimbursed by the Company.

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Section 4.8 Indemnification.

(a)            The Company agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, members, partners, affiliates, advisors, attorneys, agents, and controlling persons (each, a “Related Party” and collectively, the “Indemnified Parties” and each individually, an “Indemnified Party”) from and against any and all losses, claims, damages, and liabilities to which any such Indemnified Party may become subject arising out of or in connection with this Agreement, the Purchase, the use of any proceeds of the Purchase or any claim, litigation, investigation or proceeding (each, a “Proceeding”) relating to any of the foregoing, regardless of whether any of such Indemnified Parties is a party thereto, and to reimburse each of such Indemnified Parties within seven (7) days after receipt of a written demand accompanied by reasonable supporting documentation for any reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with investigating or defending any of the foregoing (limited, in the case of legal costs and expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of one primary legal counsel and one counsel in each material jurisdiction to all Indemnified Parties, taken as a whole, in connection with the foregoing); provided, that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from (i) the willful misconduct, bad faith or gross negligence of any Indemnified Party or their respective Related Parties (as determined in a final non-appealable judgment of a court of competent jurisdiction), (ii) any material breach of the obligations of such Indemnified Party or any of their Related Parties under this Agreement (as determined in a final non-appealable judgment of a court of competent jurisdiction), (iii) a dispute or Proceeding solely between or among Indemnified Parties (or their Related Parties), or (iv) any agreement governing any settlement referred to below by such Indemnified Party that is effected without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that each Indemnified Party, by its acceptance of the benefits hereof, agrees that it will be obligated to return any amounts paid to it pursuant to this paragraph to the extent it is later determined by a final non-appealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to such amounts.

(b)            In case any Proceeding is instituted involving any Indemnified Party for which indemnification is to be sought hereunder by such Indemnified Party, then such Indemnified Party will promptly notify the Company of the commencement of such Proceeding; provided, however, that the failure to so notify the Company will not relieve the Company from any liability that the Company may have to such Indemnified Party pursuant to Section 4.8(a). In connection with any one Proceeding, the Company will not be responsible for the fees and expenses of more than one law firm for all Indemnified Parties plus additional local counsel to the extent provided herein.

(c)            None of (i) the Indemnified Parties or any of their Related Parties or (ii) the Company, the Company’s affiliates and the Company’s and their respective officers, directors, employees, members, partners, advisors, attorneys, agents, and controlling persons shall be liable for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Agreement, the Purchase, the use of any proceeds of the Purchase or any Proceeding relating to any of the foregoing; provided, that nothing contained in this sentence shall limit the Company’s indemnification obligations hereinabove to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnified Party is otherwise entitled to indemnification hereunder. The Company shall not be liable for, and the indemnity in the preceding paragraph shall not apply with respect to, any settlement of any Proceeding effected by any Indemnified Party without the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) or any other loss, claim, damage, liability and/or expense incurred in connection therewith, but if any such Proceeding is settled with the Company’s written consent, or if there is a final non-appealable judgment of a court of competent jurisdiction against an Indemnified Party or its Related Parties in any such Proceeding, the Company agrees to indemnify and hold harmless such Indemnified Party in the manner set forth above.

The Company agrees that, except as set forth herein, once paid, the costs and expenses payable under this Section 4.8 shall not be refundable under any circumstances. All costs and expenses payable hereunder shall be paid in immediately available funds, without setoff, withholding or deduction of any kind.

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Article V: Closing Conditions and Notification

Section 5.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to purchase the Notes to be purchased by it hereunder are subject to the satisfaction, or waiver by the Purchaser, of the following conditions as of the Closing:

(a)            The transactions contemplated by that certain Credit Agreement and Guaranty, dated as of August 5, 2024, by and among the Company, the other borrowers party thereto, the guarantors party there, Wilmington Trust, National Association, as agent, and the lenders party thereto, shall be consummated concurrently with the Closing;

(b)            (i) The representations of the Company set forth in Section 3.1, Section 3.4 and Section 3.6 shall be true and correct in all respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and (ii) the other representations and warranties of the Company (A) that are qualified by “materiality”, “Material Adverse Effect” or similar qualifier shall be true and correct in all respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and (B) that are not qualified by “materiality”, “Material Adverse Effect” or similar qualifier shall be true and correct in all material respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date).

(c)           [Reserved];

(d)            The Common Stock (i) shall be designated for quotation or listed (as applicable) on Nasdaq and (ii) shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened as of the Closing Date, either in writing by the SEC or Nasdaq or by falling below the minimum listing maintenance requirements of Nasdaq;

(e)            No event that would be a “Default” or “Event of Default” under the Indenture exists;

(f)            There shall not have been any Material Adverse Change since the execution of this Agreement;

(g)            The Company shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing;

(h)            The Company shall have delivered to the Trustee, as custodian, the Global Notes (as defined in the Indenture) registered in the name of The Depository Trust Company, and the Notes shall be eligible for clearance and settlement through the facilities of The Depository Trust Company;

(i)            The purchase and sale of the Notes shall not be prohibited or enjoined by any court of competent jurisdiction; and

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(j)            The Purchaser shall have received at or prior to the Closing:

i.            a duly executed copy of the Indenture;

ii.            the opinion of Dentons Bingham Greenebaum LLP, counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Purchaser;

iii.            a certificate dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company, on behalf of the Company and not in such officers’ individual capacities, certifying that the conditions specified in Section 5.1(b), (e), (f) and (g);

iv.            a certificate, dated the Closing Date, executed by the Secretary of the Company, certifying such matters as the Purchaser may reasonably request and are customary for the type of transaction contemplated by this Agreement;

v.            satisfactory evidence of the good standing of the Company in the state of Delaware, in writing or any standard form of telecommunication from the Secretary of State of Delaware; and

vi.            such additional documents, certificates and evidence as the Purchaser may have reasonably requested.

Section 5.2 Conditions to Obligations of the Company. The obligations of the Company to sell the Notes to be sold by it hereunder are subject to the satisfaction, or waiver by the Company, of the following conditions as of the Closing:

(a)            The purchase and sale of the Notes shall not be prohibited or enjoined by any court of competent jurisdiction;

(b)            The representations and warranties of the Purchaser (i) that are qualified by “materiality” or similar qualifier shall be true and correct in all respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and (ii) that are not qualified by “materiality” or similar qualifier shall be true and correct in all material respects as of the date hereof and as of the Closing as though made at and as of the Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date);

(c)            The Trustee shall have executed and delivered the Indenture to the Company; and

(d)            The Purchaser shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing.

Section 5.3 Notification. The Purchaser hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect (or in all respects with respect to those representations and warranties that are qualified by materiality, Material Adverse Effect or similar qualifier). The Company hereby covenants and agrees to notify the Purchaser upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article III or Article IV to be false or incorrect in any material respect (or in all respects with respect to those representations and warranties that are qualified by materiality, Material Adverse Effect or similar qualifier).

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Article VI: Miscellaneous

Section 6.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 6.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 6.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Purchaser, to:

Braidwell Transaction Holdings LLC – Series 10
2200 Atlantic Street
4th Floor, Stamford
CT 06902
Attention: Colin Bettison
Email: opsnotify@braidwell.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: James P. Barri; Kim de Glossop
Emails: JBarri@goodwinlaw.com; KDeGlossop@goodwinlaw.com

If to the Company, to:

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, IN 46582

Attention: Fred Hite, Chief Financial Officer and Chief Operating Officer

Email: fhite@orthopediatrics.com

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with a copy (which will not constitute notice) to:

Dentons Bingham Greenebaum LLP

2700 Market Tower

10 W. Market Street

Indianapolis, IN 46204

Attention: Jeremy E. Hill, Esq.

Email: jeremy.hill@dentons.com

or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change.

Section 6.4 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 6.5 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.6 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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Section 6.7 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (in the case of assignment by the Purchaser) or the Purchaser (in the case of assignment by the Company), except that consent shall not be required for an assignment by the Purchaser to any “affiliate” (as defined in Rule 501 of Regulation D under the Securities Act) of the Purchaser, provided that Purchaser shall provide written notice to the Company of any such assignment.

Section 6.8 Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the transactions contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things reasonably necessary under applicable laws to consummate and make effective the Purchase contemplated hereby, including the obtaining of all reasonably necessary approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

Section 6.9 Amendment; Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

Section 6.10 Third-Party Beneficiaries. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 6.11 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

(a)            by mutual written consent of the Company and the Purchasers;

(b)            by the Company or the Purchaser, upon written notice to the other party, if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on August 19, 2024, or such later date, if any, as the Company and the Purchasers may mutually agree upon in writing (such date, the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6.11(b) shall not be available to any party whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure of the Closing to occur on or prior to the Termination Date;

(c)            by the Company or the Purchaser, upon written notice to the other party, if a governmental entity of competent jurisdiction has issued an order or has taken any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order or action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6.11(c) shall not be available to any party whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure to avoid such governmental order or other action;

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(d)            by the Purchaser, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform would cause a condition to the Closing to not be able to be satisfied and is incapable of being cured prior to the Termination Date; or

(e)            by the Company, if the Purchaser shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform would cause a condition to the Closing to not be able to be satisfied and is incapable of being cured prior to the Termination Date.

Any termination of this Agreement as provided in this Section 6.11 shall be effective upon delivery of written notice thereof (i) by the Company to the Purchaser or (ii) by the Purchaser to the Company, as applicable, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 4.8 and Article VI, which shall survive termination of this Agreement), and there shall be no liability on the part of the Purchaser or the Company in connection with this Agreement, except that no such termination shall relieve any party hereto from liability for damages to another party resulting from a Willful Breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from fraud. A “Willful Breach” means, with respect to any Person, a material breach or failure to perform that is the consequence of an act or omission of such party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement. Notwithstanding anything herein to the contrary, if this Agreement is terminated pursuant to this Section 6.11, the Company shall remain obligated to reimburse the Purchaser or its designee(s), as applicable, for the expenses described in Section 4.7.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“PURCHASER”: BRAIDWELL TRANSACTION HOLDINGS LLC – SERIES 10		“COMPANY” OrthoPediatrics Corp.

By:	/s/ Manish K. Mital	By:	/s/ Fred Hite
Name: Manish K. Mital		Name: Fred Hite
Title: Chief Operating Officer & General Counsel		Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

EXHIBIT A

Form of Indenture

Exhibit A

OrthoPediatrics Corp.

and

U.S. BANK Trust Company, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of August [___], 2024

4.75% Convertible Senior Notes due 2030

TABLE OF CONTENTS

- i -

- ii -

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

- iii -

INDENTURE, dated as of August [___], 2024, between OrthoPediatrics Corp., a Delaware corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 4.75% Convertible Senior Notes due 2030 (the “Notes”).

Article 1.         Definitions; Rules of Construction

Section 1.01.         Definitions.

“Additional Interest” means any interest (including Deferred Additional Interest) that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1,000 and principal amount denominations of any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including any of the Company’s Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.00025 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 24.4021 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Credit Agreement” means that certain Credit Agreement and Guaranty, dated as of the date hereof, by and among the Company, the other Subsidiaries of the Company party thereto, the lenders party thereto and Wilmington Trust, National Association, as amended, restated, supplemented or otherwise modified from time to time.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-thirtieth (1/30th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) thirty (30).

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KIDS <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“De-Legending Deadline Date” means, with respect to any Note, the fifteenth (15th) day after the Free Trade Date of such Note; provided, however, that if such fifteenth (15th) day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (x) subject to Section 5.03(A)(iii), the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (it being understood that no such change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture); and (y) the Default Settlement Method will be subject to Section 5.03(A)(ii).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A)            a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock;

(B)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)            the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)            the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the avoidance of doubt, references in this definition to the Company, the Common Stock and the Company’s “common equity” will be subject to (x) Article 6 and (y) Section 5.09(A)(1)(III).

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” means, with respect to a Note, each February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2024 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Issue Date” means August [___], 2024.

“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the date such Notes are originally issued; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A)            in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and

(B)            in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the second (2nd) Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means February 15, 2030.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 4.75% Convertible Senior Notes due 2030 issued by the Company pursuant to this Indenture.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs before November 15, 2029, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling all or any Notes for Redemption pursuant to Section 4.03(F) and on or before the second (2nd) Business Day before the related Redemption Date, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the thirty-first (31st) Scheduled Trading Day immediately before such Redemption Date; and (C) subject to clause (B) above, if such Conversion Date occurs on or after November 15, 2029, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the thirty-first (31st) Scheduled Trading Day immediately before the Maturity Date.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 11.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 11.03, subject to customary qualifications and exclusions.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Purchase Agreement” means that certain Purchase Agreement with respect to the Notes, dated August 5, 2024, between the Company and the Purchaser[s] party thereto.

“Purchaser[s]” means Braidwell Transaction Holdings LLC – Series 10.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on February 15, the immediately preceding February 1; (B) if such Interest Payment Date occurs on May 15, the immediately preceding May 1; (C) if such Interest Payment Date occurs on August 15, the immediately preceding August 1; and (D) if such Interest Payment Date occurs on November 15, the immediately preceding November 1.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject, and who, in each case, has direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds ten million dollars ($10,000,000).

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)            such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person, determined by reference to the definition of “Subsidiary” above but with each reference therein to “more than fifty percent (50%)” deemed to be replaced with “one hundred percent (100%)” for purposes of this definition; provided, however, that directors’ qualifying shares will be disregarded for purposes of determining whether any Person is a Wholly Owned Subsidiary of another Person.

Section 1.02.         Other Definitions.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Attribution Parties”	5.01(D)
“Beneficial Ownership Limitation”	5.01(D)
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.09(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)

“Conversion Notice”	5.01(D)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Deferred Additional Interest”	3.04(C)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Measurement Period”	5.01(C)(i)(2)
“Paying Agent”	2.06(A)
“Physical Settlement”	5.03(A)
“Redemption Notice”	4.03(F)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reported Outstanding Share Number”	5.01(D)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	11.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Entity”	6.01(A)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)
“Trading Price Condition”	5.01(C)(i)(2)

Section 1.03.         Rules of Construction.

For purposes of this Indenture:

(A)            “or” is not exclusive;

(B)            “including” means “including without limitation”;

(C)            “will” expresses a command;

(D)            the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)            a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H)            references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I)            the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J)            the term “interest,” when used with respect to a Note, includes any Additional Interest (including, if applicable, Deferred Additional Interest and interest on such Deferred Additional Interest) and Special Interest, unless the context requires otherwise.

Article 2.         The Notes

Section 2.01.         Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02.         Execution, Authentication and Delivery.

(A)            Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)            Authentication by the Trustee and Delivery.

(i)            No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii)           The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03.         Initial Notes and Additional Notes.

(A)            Initial Notes. On the Issue Date, there will be originally issued fifty million dollars ($50,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B)            Additional Notes. The Company may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with other Notes issued under this Indenture for federal income tax or federal securities laws purposes, then such additional Notes (or resold Notes) will be identified by a separate CUSIP number or by no CUSIP number.

Section 2.04.         Method of Payment.

(A)            Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B)            Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05.         Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A)            Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 4.75% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable quarterly in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)            Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues plus 3.00%, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06.         Registrar, Paying Agent and Conversion Agent.

(A)            Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)            Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)            Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D)            Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07.         Paying Agent and Conversion Agent to Hold Property in Trust.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08.         Holder Lists.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.         Legends.

(A)            Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B)            Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C)            Restricted Note Legend. Subject to Section 2.12,

(i)            each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)           if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D)            Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E)            Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(F)            Restricted Stock Legend.

(i)            Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii)           Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10.         Transfers and Exchanges; Certain Transfer Restrictions.

(A)            Provisions Applicable to All Transfers and Exchanges.

(i)            Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each such transfer or exchange of Physical Notes in the Register.

(ii)           Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)          No Services Charge; Transfer Taxes. The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv)          Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)           Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi)          Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)         Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii)        Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.

(B)            Transfers and Exchanges of Global Notes.

(i)            Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1)            (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)            an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3)            the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii)            Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1)            the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2)            if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)            if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4)            if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

(iii)            Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C)           Transfers and Exchanges of Physical Notes.

(i)            Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)            surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)            deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)            Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)            such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2)            if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)            in the case of a transfer:

(a)            to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b)            to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)            in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)            Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)            cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)           remove such Restricted Note Legend; or

(iii)          register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E)            Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11.         Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(A)            Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B)            Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.

(i)            Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii)           Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12.         Removal of Transfer Restrictions.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13.         Replacement Notes.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14.         Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15.         Cancellation.

The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16.         Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.17.         Temporary Notes.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18.         Outstanding Notes.

(A)          Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B)          Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)          Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D)          Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.

(E)          Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19.         Repurchases by the Company.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20.         CUSIP and ISIN Numbers.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3.         Covenants

Section 3.01.         Payment on Notes.

(A)          Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)          Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02.         Exchange Act Reports.

(A)          Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)          Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 3.03.         Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Section 3.04.         Additional Interest.

(A)          Accrual of Additional Interest.

(i)           If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,

(1)           the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2)           such Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii)          In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note.

(B)          Amount and Payment of Additional Interest. Subject to Section 3.04(C), any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest (excluding any interest that accrues on any Deferred Additional Interest pursuant to Section 3.04(C)) that may accrue as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), pursuant to this Section 3.04, together with any Special Interest that is payable at the Company’s election pursuant to Section 7.03 as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C)          Deferred Additional Interest.

(i)           Notwithstanding anything to the contrary in this Indenture or the Notes, but subject to Section 3.04(C)(iii), Additional Interest that accrues on any Note for any period on or after the De-Legending Deadline Date of such Note will not be payable on any Interest Payment Date occurring on or after such De-Legending Deadline Date, unless (1) a Holder (or an owner of a beneficial interest in a Global Note) has delivered to the Company (with a copy to the Trustee), before the Regular Record Date immediately before such Interest Payment Date, a written notice demanding payment of Additional Interest; or (2) the Company, in its sole and absolute discretion, elects, by sending notice of such election to Holders (with a copy to the Trustee) before such Regular Record Date, to pay such Additional Interest on such Interest Payment Date (any accrued and unpaid Additional Interest that, in accordance with this sentence, is not paid on such Interest Payment Date, “Deferred Additional Interest”).

(ii)          Without further action by the Company or any other Person, interest will automatically accrue on any such Deferred Additional Interest from, and including, such Interest Payment Date at a rate per annum equal to the rate per annum at which Stated Interest accrues on the Notes to, but excluding, the date on which such Deferred Additional Interest, together with any accrued interest thereon, is paid. Each reference in this Indenture or the Notes to any accrued interest (including in the definitions of the Redemption Price and Fundamental Change Repurchase Price) or to any accrued Additional Interest includes, to the extent applicable, and without duplication, any Deferred Additional Interest, together with accrued and unpaid interest thereon.

(iii)          Once any accrued and unpaid Additional Interest becomes payable on an Interest Payment Date (whether as a result of the delivery of a written notice pursuant to clause (1) of Section 3.04(C)(i) or, if earlier, the Company’s election to pay the same pursuant to clause (2) of Section 3.04(C)(i)), Additional Interest will thereafter not be subject to deferral pursuant to Section 3.04(C)(i). Notwithstanding anything to the contrary in the Indenture or the Notes, all accrued and unpaid Additional Interest, if any, will be paid on the Interest Payment Date occurring on the Maturity Date of the Notes, and no portion thereof may be deferred. For the avoidance of doubt, the failure to pay any accrued and unpaid Additional Interest on an Interest Payment Date will not constitute a Default or an Event of Default under this Indenture or the Notes if such payment is deferred in accordance with Section 3.04(C)(i). Otherwise, such a failure to pay will be subject to Section 7.01(A)(ii).

(D)          Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and with a copy to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note, except that no such notice is required in respect of any Additional Interest that is deferred in accordance with Section 3.04(C)(i). In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable (or whether the same is deferred or is accruing interest), and may assume without inquiry that no Additional Interest is payable or has been deferred until written notice of such Additional Interest has been provided to the Trustee by the Company.

(E)          Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05.         Compliance and Default Certificates.

(A)          Annual Compliance Certificate. Within one hundred and twenty (120) days after December 31, 2024 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)          Default Certificate. If a Default or Event of Default occurs, then the Company will, within thirty (30) days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.06.         Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07.         Corporate Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect tits corporate existence.

Section 3.08.         Acquisition of Notes by the Company and its Affiliates.

Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Section 3.09.         Further Instruments and Acts.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Indenture; provided, however, that the Trustee will have no duty or obligation to request any such further instruments or acts unless directed by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Section 3.10.         Limitation on Indebtedness.

Following the Termination Date (as defined in the Credit Agreement as of the date hereof), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or other (collectively, “incur”) with respect to: (a) any Debt (as defined in the Credit Agreement as of the date hereof) for borrowed money, other than (i) any Permitted Refinancing (as defined in the Credit Agreement as of the date hereof) of Debt under the Credit Agreement, (ii) Debt under this Indenture and the Notes, (iii) up to $10,000,000 of unsecured seller notes and similar obligations incurred in connection with Permitted Acquisitions (as defined in the Credit Agreement as of the Date hereof) and (iv) other Debt that is subordinated in right of payment in a manner reasonably satisfactory to the Holders of not less than 50.1% of the Notes; or (b) any Debt for borrowed money that is secured by Liens (as defined in the Credit Agreement as of the date hereof) on the assets of the Company or any of its Subsidiaries, other than any Permitted Refinancing of Debt under the Credit Agreement.

Article 4.         Repurchase and Redemption

Section 4.01.         No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02.         Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.

(A)          Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)          Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)          Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)          Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E)          Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i)            briefly, the events causing such Fundamental Change;

(ii)           the effective date of such Fundamental Change;

(iii)          the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)          the Fundamental Change Repurchase Date for such Fundamental Change;

(v)           the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii)        that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)           that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)            the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)          Procedures to Exercise the Fundamental Change Repurchase Right.

(i)          Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)           before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)           such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)          Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)            if such Note is a Physical Note, the certificate number of such Note;

(2)            the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)            that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)          Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)            if such Note is a Physical Note, the certificate number of such Note;

(2)            the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)            the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)          Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H)          Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes) than such owner would have received had the Company repurchased such Note.

(I)            No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b) and includes, in such notice, a statement that the Company is relying on this Section 4.02(I).

(J)           Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(K)          Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03.         Right of the Company to Redeem the Notes.

(A)          No Right to Redeem Before February 21, 2028. The Company may not redeem the Notes at its option at any time before February 21, 2028.

(B)          Right to Redeem the Notes on or After February 21, 2028. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after February 21, 2028 and on or before the thirtieth (30th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if (i) the Notes are Freely Tradable and any accrued and unpaid Additional Interest has been paid as of the Redemption Notice Date; and (ii) the Last Reported Sale Price per share of Common Stock exceeds one hundred and forty percent (140%) of the Conversion Price on (1) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (2) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.

(C)          Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D)          Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than fifty-five (55), nor less than thirty-five (35), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day immediately before the Redemption Date by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60), nor less than thirty (30), calendar days after such Redemption Notice Date.

(E)          Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F)          Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i)            that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii)           the Redemption Date for such Redemption;

(iii)          the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv)          the name and address of the Paying Agent and the Conversion Agent;

(v)           that Notes called for Redemption may be converted at any time before the Close of Business on the second (2nd) Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)          the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii)         the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day before such Redemption Date; and

(viii)        the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Conversion Agent and the Paying Agent.

(G)          Selection and Conversion of Notes to Be Redeemed in Part. If less than all Notes then outstanding are called for Redemption, then:

(i)            the Notes to be redeemed will be selected as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Trustee considers fair and appropriate; and

(ii)            if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(H)          Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

(I)           Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the thirty-second (32nd) Scheduled Trading Day (or, if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and on or before the second (2nd) Business Day immediately before the Redemption Date by Physical Settlement, the tenth (10th) calendar day) immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Sections 5.01(C)(i)(4) and 5.07. The Trustee shall not be obligated to make any determination in connection with the foregoing.

Article 5.         Conversion

Section 5.01.         Right to Convert.

(A)          Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)          Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)          When Notes May Be Converted.

(i)          Generally. Subject to Section 5.01(C)(ii), a Note may be converted only in the following circumstances:

(1)          Conversion upon Satisfaction of Common Stock Sale Price Condition. A Holder may convert its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2024, if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.

(2)          Conversion upon Satisfaction of Note Trading Price Condition. A Holder may convert its Notes during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.”

The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock and the Conversion Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same.

(3)          Conversion upon Specified Corporate Events.

(a)          Certain Distributions. If, before November 15, 2029, the Company elects to:

(I)          distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or

(II)          distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to convert Notes, to Holders, the Trustee and the Conversion Agent at least forty-five (45) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); and (y) once the Company has sent such notice, Holders may convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place; provided, however, that the Notes will not become convertible pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder, in such distribution without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date; provided, further, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected (or been deemed to have elected) another Settlement Method to apply, including pursuant to Section 5.03(A)(i)(1)), then the Company may instead elect to provide such notice at least ten (10) Scheduled Trading Days before such Ex-Dividend Date, in which case (x) the Company must settle all conversions of Notes with a Conversion Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately before the Ex-Dividend Date for such distribution (or any earlier announcement by the Company that such distribution will not take place) by Physical Settlement; and (y) such notice must state that all such conversions will be settled by Physical Settlement.

(b)          Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, such effective date to, but excluding, the date the Company provides such notice. No later than the Business Day after such effective date, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date and the related right to convert Notes.

(4)          Conversion upon Redemption. If the Company calls any or all Notes for Redemption, then the Holder of any Note may convert such Note at any time before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(5)          Conversions During Free Convertibility Period. A Holder may convert its Notes at any time from, and including, November 15, 2029 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii)          Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)           Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)           in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;

(3)           if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4)           if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

(D)          Beneficial Ownership Limitation.

A Holder shall not have the right to convert any portion of its Notes, to the extent that, after giving effect to the conversion set forth on the applicable conversion notice (a “Conversion Notice”), such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Notes (or portion thereof) with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Notes beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Notes) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5.01(D), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

To the extent that the limitation contained in this Section 5.01(D) applies, the determination of whether the Notes are convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and the aggregate principal amount of Notes that are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the Notes identified therein may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and the aggregate principal amount of Notes that are convertible, in each case subject to the Beneficial Ownership Limitation. For purposes of this Section 5.01(D), in determining the number of shares of Common Stock outstanding, a Holder may rely on the number of shares of Common Stock outstanding as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Upon the written or oral request of a Holder (which may be via email), or if the Company receives a Conversion Notice from the Holder at a time when the actual number outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall, within two Trading Days, confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant this Section 5.01(D), to exceed the Beneficial Ownership Limitation, the Holder shall notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Conversion Notice. In any case, the number of shares of Common Stock outstanding shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of shares of Common Stock outstanding was reported.

The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Notes (or portion thereof) held by the applicable Holder. A Holder, upon notice to the Company, the Trustee and the Conversion Agent, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5.01(D) applicable to its Notes. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company, the Trustee and the Conversion Agent and shall only apply to such Holder and no other Holder.

The provisions of this Section 5.01(D) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.01(D) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Notes. Under no circumstances shall the Trustee or the Conversion Agent have any obligation to monitor the ownership of shares of Common Stock of any Holder or beneficial owner of the shares of Common Stock or identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 5.01(D).

If any Conversion Consideration otherwise due upon the conversion of any Note is not delivered as a result of the Beneficial Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration shall not be extinguished, and the Company shall deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Note provides written confirmation to the Company that such delivery will not contravene the Beneficial Ownership Limitation. Any purported delivery of shares of Common Stock upon conversion of any Note will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Beneficial Ownership Limitation.

Section 5.02.         Conversion Procedures.

(A)          Generally.

(i)           Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii)          Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the Conversion Notice attached to such Physical Note or a facsimile of such Conversion Notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)          Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)          Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D)          Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)          Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F)          Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03.         Settlement upon Conversion.

(A)          Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

(i)           The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(1)           subject to clause (3) below, all conversions of Notes with a Conversion Date that occurs on or after November 15, 2029 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders, the Trustee and the Conversion Agent no later than the Open of Business on November 15, 2029;

(2)           subject to clause (3) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before November 15, 2029, then the Company will send notice of such Settlement Method to the Holder of such Note, the Trustee and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(3)           if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(F), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the second (2nd) Business Day before the related Redemption Date; and (2) if such Redemption Date occurs on or after November 15, 2029, then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all conversions of Notes with a Conversion Date that occurs on or after November 15, 2029;

(4)           the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes with different Conversion Dates, except as provided in clause (1) or (3) above);

(5)           if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(6)           if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and

(7)           the Settlement Method will be subject to Sections 4.03(D), 5.09(A)(2) and 5.01(C)(i)(3)(a).

(ii)          The Company’s Right to Irrevocably Fix the Settlement Method. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent), to (1) irrevocably fix the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably elect Combination Settlement to apply to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, and eliminate a Specified Dollar Amount or range of Specified Dollar Amounts that will apply to such conversions, provided, in each case, that (w) the Settlement Method(s) so elected pursuant to clause (1) or (2) above must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election or Default Settlement Method change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to Combination Settlement with a Specified Dollar Amount that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method and expressly state that the election is irrevocable and applicable to all conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).

(iii)          Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (x) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant Section 5.03(A)(ii), then the Company will either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with the SEC.

(B)          Conversion Consideration.

(i)          Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1)           if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2)           if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3)           if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii)          Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii)          Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv)          Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(C)          Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that if Physical Settlement applies to the conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then, solely for purposes of such conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such conversion no later than the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day); and (y) the Conversion Date will instead be deemed to be the second (2nd) Scheduled Trading Day immediately before the Maturity Date.

(D)          Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Section 5.04.         Reserve and Status of Common Stock Issued upon Conversion.

(A)          Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.

(B)          Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05.         Adjustments to the Conversion Rate.

(A)          Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i)            Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0    =          the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1    =          the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0    =          the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1    =          the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)           Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0    =          the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1    =          the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS      =          the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X         =          the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y         =          a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(iii)          Spin-Offs and Other Distributed Property.

(1)          Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u)          dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v)          dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w)          rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x)           Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y)           a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z)           a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0    =          the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1    =          the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP     =          the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV  =          the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)           Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0    =          the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1    =          the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV  =           the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP      =          the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)          Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0    =          the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1    =          the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP       =          the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D         =          the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)          Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0    =          the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1    =          the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC =               the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0    =          the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1    =           the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP  =              the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)          No Adjustments in Certain Cases.

(i)          Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)          Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)           except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2)           the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)           the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)           the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5)           solely a change in the par value of the Common Stock; or

(6)           accrued and unpaid interest on the Notes.

(C)          Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (v) November 15, 2029.

(D)          Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)            a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;

(ii)           the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii)          the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv)          such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E)          Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)            a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii)           a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii)          the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)          the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)           such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(F)          Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of any Notes into Common Stock, the Holder converting such Notes will receive, in addition to any shares of Common Stock such Holder receives in connection with such conversion, the rights under such stockholder rights plan. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, then the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) at the time of such separation as if the Company distributed, to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described above in Section 5.05(A)(iii)(1), subject to readjustment in accordance with the final paragraph of Section 5.05(A)(iii)(1).

(G)          Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H)          Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts over an Observation Period, the Company will, if appropriate, make proportionate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(I)           Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J)           Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(K)          Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06.         Voluntary Adjustments.

(A)          Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)          Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07.         Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(A)          Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change	Stock Price
Effective Date	$29.56	$32.50	$35.00	$37.50	$40.98	$45.00	$50.00	$57.37	$60.00	$75.00	$100.00	$150.00	$200.00	$300.00	$400.00	$600.00	$750.00
August 12, 2024	9.4273	8.1477	7.2757	6.5547	5.7408	5.0047	4.3036	3.5557	3.3460	2.4947	1.7305	1.0217	0.6769	0.3369	0.1754	0.0382	0.0049
August 15, 2025	9.4273	7.8572	6.9234	6.1608	5.3136	4.5633	3.8656	3.1440	2.9463	2.1663	1.4943	0.8845	0.5885	0.2951	0.1543	0.0330	0.0040
August 15, 2026	9.4273	7.4102	6.4057	5.5987	4.7211	3.9651	3.2860	2.6136	2.4355	1.7605	1.2094	0.7185	0.4795	0.2413	0.1261	0.0253	0.0016
August 15, 2027	9.4273	6.9154	5.8040	4.9293	4.0049	3.2409	2.5896	1.9892	1.8388	1.3032	0.8955	0.5351	0.3582	0.1811	0.0945	0.0176	0.0000
August 15, 2028	9.4273	6.4274	5.1243	4.1256	3.1154	2.3376	1.7372	1.2557	1.1478	0.8020	0.5577	0.3359	0.2255	0.1147	0.0600	0.0102	0.0000
August 15, 2029	9.4273	6.0637	4.3140	2.9957	1.7787	1.0236	0.6126	0.4053	0.3708	0.2715	0.1935	0.1170	0.0787	0.0402	0.0211	0.0028	0.0000
February 15, 2030	9.4273	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)            if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii)           if the Stock Price is greater than $750 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $29.56 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 33.8294 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B)          Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).

(C)          Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(i)(3)(b); and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(F).

Section 5.08.         Exchange in Lieu of Conversion.

Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:

(A)          no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;

(B)          if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and

(C)          such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 5.09.         Effect of Common Stock Change Event.

(A)          Generally. If there occurs any:

(i)            recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)           consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)          sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)          other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)           from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(2)           if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Physical Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the tenth (10th) Business Day after the relevant Conversion Date; and

(3)           for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)          Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the Business Day after the effective date of such Common Stock Change Event.

(C)          Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Article 6.         Successors

Section 6.01.         When the Company May Merge, Etc.

(A)          Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)            the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (or, if such Business Combination Event is an Exempted Fundamental Change, is a corporation, limited liability company, limited partnership or other similar entity) (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and

(ii)          immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)          Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02.         Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Section 6.03.         Exclusion for Asset Transfers with Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.

Article 7.         Defaults and Remedies

Section 7.01.         Events of Default.

(A)          Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)          a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii)            a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii)            the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(i)(3), if (in the case of any notice other than a notice pursuant to Section 5.01(C)(i)(3)) such failure is not cured within three (3) Business Days after its occurrence;

(iv)            a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within two (2) Business Days after its occurrence;

(v)            a default in the Company’s obligations under Article 6;

(vi)            a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii)            a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty-five million dollars ($25,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)            constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

(2)            results in such indebtedness becoming or being declared due and payable before its stated maturity,

in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii)            one or more final judgments being rendered against the Company or any of the Company’s Significant Subsidiaries for the payment of at least twenty-five million dollars ($25,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(ix)            the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)            commences a voluntary case or proceeding;

(2)            consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)            consents to the appointment of a custodian of it or for any substantial part of its property;

(4)            makes a general assignment for the benefit of its creditors;

(5)            takes any comparable action under any foreign Bankruptcy Law; or

(6)            generally is not paying its debts as they become due; or

(x)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)            is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)            appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)            orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)            grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.

(B)            Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02.         Acceleration.

(A)            Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)            Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)            Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03.         Sole Remedy for a Failure to Report.

(A)            Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B)            Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest payable at the Company’s election pursuant to Section 7.03(A) as the sole remedy for any Reporting Event of Default, together with any Additional Interest (excluding any interest that accrues on any Deferred Additional Interest pursuant to Section 3.04(C)) that may accrue as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), pursuant to Section 3.04, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C)            Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)            Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E)            No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04.         Other Remedies.

(A)            Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)            Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05.         Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06.         Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07.         Limitation on Suits.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)            such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B)            Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C)            such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D)            the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)            during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08.         Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09.         Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10.         Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.         Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First:         to the Trustee and its agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee (in each of its capacities under this Indenture, including as Note Agent) and the costs and expenses of collection;

Second:     to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:       to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12.         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8.         Amendments, Supplements and Waivers

Section 8.01.         Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A)            cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B)            add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)            secure the Notes;

(D)            add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)            provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)            enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G)            irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);

(H)            evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(I)            [Reserved];

(J)            provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(K)            comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(L)            make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02.         With the Consent of Holders.

(A)            Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i)            reduce the principal, or extend the stated maturity, of any Note;

(ii)            reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)            reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)            make any change that adversely affects the conversion rights of any Note;

(v)            impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)            change the ranking of the Notes;

(vii)            make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii)            reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix)            make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)            Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03.         Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.         Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A)            Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)            Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)            Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)            Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05.         Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.         Trustee to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9.         Satisfaction and Discharge

Section 9.01.         Termination of Company’s Obligations.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:

(A)            all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)            the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C)            the Company has paid all other amounts payable by it under this Indenture; and

(D)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02.         Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.         Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10.         Trustee

Section 10.01.         Duties of the Trustee.

(A)            If an Event of Default has occurred and is continuing, and a Responsible Officer of the Trustee has written notice or actual knowledge of the same, then, without limiting the generality of Section 10.02(F), the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)            Except during the continuance of an Event of Default:

(i)            the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C)            The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:

(i)            this paragraph will not limit the effect of Section 10.01(B);

(ii)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D)            Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.

(E)            No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F)            The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

(G)            The Trustee will not be liable in its individual capacity for the obligations evidenced by the Notes.

(H)            Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to this Section 10.01.

Section 10.02.         Rights of the Trustee.

(A)            The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)            The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)            The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered (and, if requested, provided) the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G)            The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)            The permissive rights of the Trustee enumerated in this Indenture will not be construed as duties.

(I)            The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(J)            Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest is owing on the Notes or that the Company has elected to pay Special Interest on the Notes, the Trustee may assume no Additional Interest or Special Interest, as applicable, is payable.

(K)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.

(L)            The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.

(M)            Neither the Trustee nor any Note Agent will have any responsibility or liability to any person for any action taken or not taken by, or any records or any other aspect of the operations of, the Depositary (including the delivery of notices, or the making of payments, through the facilities of the Depositary) and may conclusively rely, without investigation, on any information provided by the Depositary.

Section 10.03.         Individual Rights of the Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04.         Trustee’s Disclaimer.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05.         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, or a Default in the payment or delivery of any Conversion Consideration upon conversion of any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 10.06.         Compensation and Indemnity.

(A)            The Company will, from time to time, pay the Trustee reasonable compensation for its acceptance of this Indenture and services under this Indenture, as separately agreed by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)            The Company will indemnify the Trustee (in each of its capacities under this Indenture or the Notes) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its negligence or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)            The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D)            To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E)            If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.07.         Replacement of the Trustee.

(A)            Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B)            The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 10.09;

(ii)            the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)            a custodian or public officer takes charge of the Trustee or its property; or

(iv)            the Trustee becomes incapable of acting.

(C)            If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)            If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)            If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

Section 10.08.         Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee without any further act.

Section 10.09.         Eligibility; Disqualification.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 11.         Miscellaneous

Section 11.01.         Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, IN 46582

Attention: Fred Hite, Chief Financial Officer and Chief Operating Officer

Email: fhite@orthopediatrics.com

with a copy (which will not constitute notice) to:

Dentons Bingham Greenebaum LLP

2700 Market Tower

10 W. Market Street

Indianapolis, IN 46204

Attention: Jeremy E. Hill, Esq.

Email: jeremy.hill@dentons.com

If to the Trustee:

U.S. Bank Trust Company, National Association

333 Commerce Street, Suite 900
Nashville, Tennessee  37201
Attn: Wally Jones, CTMC
Email: wally.jones@usbank.com

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including electronic addresses) for subsequent notices or communications.

Any communication sent to Trustee under this Indenture that requires a signature must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by an authorized representative of the Company). The Company agrees to assume all risks arising out of its use of digital signatures and electronic methods to submit communications to Trustee, including the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 11.02.         Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A)            an Officer’s Certificate that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B)            an Opinion of Counsel that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 11.03.         Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)            a statement that the signatory thereto has read such covenant or condition;

(B)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)            a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)            a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 11.04.         Rules by the Trustee, the Registrar, the Paying Agent and the Conversion Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05.         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.06.         Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 11.07.         Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.08.         No Adverse Interpretation of Other Agreements.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 11.09.         Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 11.10.         Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.11.         U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 11.12.         Calculations.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, the Trading Price, accrued interest on the Notes (including Additional Interest), the Redemption Price, the Fundamental Change Repurchase Price and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations called for under this Indenture or the Notes.

Section 11.13.         Severability.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 11.14.         Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 11.15.         Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 11.16.         Withholding Taxes.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

OrthoPediatrics Corp.

By:
Name:
Title:

U.s. Bank Trust Company, National Association, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

OrthoPediatrics Corp.

4.75% Convertible Senior Note due 2030

CUSIP No.:	[___][Insert for a “restricted” CUSIP number: *]	Certificate No. [___]

ISIN No.:	[___][Insert for a “restricted” ISIN number: *]

OrthoPediatrics Corp., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on February 15, 2030 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing on [date].

Regular	Record Dates: February 1, May 1, August 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*	This Note will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.
†	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, OrthoPediatrics Corp. has caused this instrument to be duly executed as of the date set forth below.

OrthoPediatrics Corp.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

OrthoPediatrics Corp.

4.75% Convertible Senior Note due 2030

This Note is one of a duly authorized issue of notes of OrthoPediatrics Corp., a Delaware corporation (the “Company”), designated as its 4.75% Convertible Senior Notes due 2030 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of August [___], 2024 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.            Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].

2.            Maturity. This Note will mature on February 15, 2030, unless earlier repurchased, redeemed or converted.

3.            Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4.            Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.            Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.            Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7.            Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.            Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9.            When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.            Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11.            Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

12.            No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.            Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14.            Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.            Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, IN 46582

Attention: [___]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

* Insert for Global Notes only.

CONVERSION NOTICE

OrthoPediatrics Corp.

4.75% Convertible Senior Notes due 2030

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

OrthoPediatrics Corp.

4.75% Convertible Senior Notes due 2030

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

ASSIGNMENT FORM

OrthoPediatrics Corp.

4.75% Convertible Senior Notes due 2030

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or

tax identification

number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF OrthoPediatrics Corp. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.*

*	This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.

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EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

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EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1